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                                  EXHIBIT 5.1





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                  [FIRST FIDELITY BANCORPORATION LETTERHEAD]


                                                       March 1, 1994



First Fidelity Bancorporation
550 Broad Street
Newark, New Jersey  07102

Dear Sirs,

      The Office of the General Counsel of First Fidelity Bancorporation, a New Jersey corporation (the "Company"), has represented the Company in connection with the registration of up to 500,000 shares (the "Shares") of its Common Stock, par value $1.00 per share (the "Common Stock") and the related Preferred Share Purchase Rights (the "Rights") on a registration statement on Form S-8 (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Act"). The Shares and accompanying Rights will be issued pursuant to the First Fidelity Bancorporation Savings Plan (the "Plan").

      We have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, we advise you that, in our opinion:

      (1) When the Registration Statement with respect to the Shares becomes effective under the Act and the Shares are issued in accordance with the terms of the Registration Statement and the Plan, the Shares will be duly and validly issued, fully paid and nonassessable; and

      (2) When the Registration Statement becomes effective under the Act, the Shares and the Rights have been duly issued as contemplated in the Registration Statement and the Plan and when the Rights are issued as authorized in accordance with the Preferred Share Purchase Rights Plan, dated as of August 17, 1989, as amended, between the Company and First Fidelity Bank, N.A. (formerly First Fidelity Bank, N.A., New Jersey), as rights agent, the Rights will be validly issued.





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First Fidelity Bancorporation
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      Our opinion set forth herein is limited to the Federal laws of the United
States and the general corporation laws of the State of New Jersey.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        The Office of the General Counsel



                                        By: /s/ STEPHEN J. ANTAL
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                                           Stephen J. Antal
                                           Senior Counsel





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